         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 1998
                                                    REGISTRATION NO. 333-_______
--------------------------------------------------------------------------------
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ---------------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                               ---------------------

                            GOLF TRUST OF AMERICA, INC.
        (Exact Name of Registrant as Specified in its Governing Instruments)
                               ---------------------

                               14 North Adger's Wharf
                          Charleston, South Carolina 29401
                                   (843) 723-4653
      (Address, Including Zip Code, and Telephone Number, Including Area Code,
                    of Registrant's Principal Executive Offices)
                               ---------------------

                                W. Bradley Blair, II
                              Chief Executive Officer
                            Golf Trust of America, Inc.
                               14 North Adger's Wharf
                          Charleston, South Carolina 29401
                                   (843) 723-4653
             (Name, Address, Including Zip Code, and Telephone Number,
                     Including Area Code, of Agent for Service)
                               ---------------------

                                      COPY TO:

                                PETER T. HEALY, ESQ.
                               O'Melveny & Myers LLP
                           275 Battery Street, Suite 2600
                          San Francisco, California 94111
                                   (415) 984-8833
                               ---------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement, as determined by the Company and/or the Selling Shareholders.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                ---------------------


                          CALCULATION OF REGISTRATION FEE

                                     PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF SECURITIES BEING        AGGREGATE OFFER       REGISTRATION FEE(2)
          REGISTERED(1)                PRICE(2)(3)
 Common Stock, par value               $300,000,000              $88,500
  $0.01 per share
 Preferred Stock, par value
  $0.01 per share
 Debt Securities
 Warrants
                                ---------------------

(1) Securities registered hereunder (the "Securities") may be sold separately, together or as units with other Securities registered hereunder. The Securities registered hereunder also include (i) an indeterminate number of shares of Preferred Stock as may be sold, from time to time, by the registrant, (ii) an indeterminate number of shares of Common Stock as may be sold, from time to time, by the registrant or selling shareholders, and an indeterminate number of shares of Common Stock, as shall be issuable upon conversion of Warrants or Preferred Stock registered hereunder, (iii) an indeterminate number of Warrants, representing rights to purchase Common Stock or Preferred Stock registered hereunder, and (iv) an indeterminate principal amount of Debt Securities.


(2) Estimated in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the registration fee.

(3) Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      SUBJECT TO COMPLETION, DATED JUNE 5, 1998

                                     GOLF   TRUST
                      ------------------------------------------
                             O F  A M E R I C A,  I N C .

                                     $300,000,000

             COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS

     The purpose of this registration statement is to register (i) shares of common stock, par value $0.01 per share (the "Common Stock"), (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), (iii) unsecured debt securities (the "Debt Securities"), and (iv) warrants to purchase Common Stock or Preferred Stock (the "Warrants"), all of which may be offered from time to time by Golf Trust of America, Inc. (the "Company"), and, in the case of the Common Stock, by certain selling shareholders, as named below (the "Selling Shareholders"), with an aggregate public offering price of up to $300,000,000. The Common Stock, Preferred Stock, Debt Securities and Warrants (collectively, the "Securities") may be offered, separately or together, in one of more series, in amounts, at prices and on terms to be described in one or more supplements to this Prospectus (each a "Prospectus Supplement").

     The specific terms to be described in the applicable Prospectus Supplement will include, where applicable: (i) in the case of Common Stock, any initial public offering price; (ii) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price;
(iii) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, terms for conversion into Preferred Stock or Common Stock, covenants and any initial public offering price; and (iv) in the case of Warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be consistent with the Company's Articles of Incorporation or otherwise appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. The applicable Prospectus Supplement will also contain information, where appropriate, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

     The Securities may be offered directly by the Company or, in the case of the Common Stock, by the Company or the Selling Shareholders, through agents designated from time to time or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution."

     The shares of Common Stock which may be sold by the Selling Shareholders will be obtained upon the redemption of units of limited partnership interest (the "OP Units") in Golf Trust of America, L.P. (the "Operating Partnership"), issued in connection with the purchase of certain properties. Under the First Amended and Restated Agreement of Limited Partnership, as amended from time to time (the "Partnership Agreement"), the unitholders have the right to redeem their OP Units, generally starting one year after the OP Units were obtained. The Company or GTA GP, the general partner of the Operating Partnership, has the right to exchange any OP Units being redeemed for shares of the Common Stock, or for cash. This registration statement is registering, among other things, the possible resale by the Selling Shareholders of the shares of Common Stock they may receive from the Company, or from GTA GP, if and when they request the redemption of their OP Units. The registration of the Common Stock on behalf of the Selling Shareholders does not necessarily mean that any Common Stock will be offered for sale by the Selling Shareholders.

     The Common Stock is listed on the American Stock Exchange ("AMEX") under the symbol "GTA." Any Common Stock offered pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     SEE "RISK FACTORS" COMMENCING ON PAGE 2 FOR CERTAIN MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE SECURITIES.
                                ----------------------
           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION

             PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------------
                    The date of this Prospectus is June 5, 1998

CERTAIN PERSONS PARTICIPATING IN AN OFFERING OF SECURITIES, IF ANY, MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF SECURITIES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THOSE ACTIVITIES, SEE "UNDERWRITING" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                AVAILABLE INFORMATION


     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, such as the Company, and the address is http://www.sec.gov.


     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Securities. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information concerning the Company and the Securities, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be obtained as described above.


                  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, which have been filed with the Commission, are hereby incorporated by reference:

     1. Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1997 (including portions of the Company's definitive Proxy Statement incorporated therein by reference);

     2.  Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998;
and

     3. The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, filed with the Commission on February 7, 1997, including any amendment or reports filed for the purpose of updating such description.

     In addition, all reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents"; provided however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing by the Company of any subsequent Annual Report on Form 10-K with the Commission shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after any such filing of an Annual Report on Form 10-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person to whom this Prospectus and the applicable Prospectus Supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina 29401, Attention: Secretary (telephone: (843) 723-4653).

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus and any Prospectus Supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates or an offer to, or solicitation of, any person in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                ----------------------

     UNLESS THE CONTEXT OTHERWISE REQUIRES, (i) THE "COMPANY" SHALL MEAN GOLF TRUST OF AMERICA, INC. AND ITS SUBSIDIARIES (AS DEFINED BELOW), (ii) THE "SUBSIDIARIES" SHALL MEAN, COLLECTIVELY, GOLF TRUST OF AMERICA, L.P., A DELAWARE LIMITED PARTNERSHIP (THE "OPERATING PARTNERSHIP"), GTA GP, INC. ("GTA GP"), GTA LP, INC. ("GTA LP"), EACH OF WHICH IS A WHOLLY-OWNED SUBSIDIARY OF GOLF TRUST OF AMERICA, INC., SANDPIPER-GOLF TRUST, LLC, A DELAWARE LIMITED LIABILITY COMPANY, A WHOLLY-OWNED SUBSIDIARY OF THE OPERATING PARTNERSHIP AND SANDPIPER GTA DEVELOPMENT, INC., OWNER OF APPROXIMATELY 14 ACRES OF UNDEVELOPED LAND ADJACENT TO A GOLF COURSE.

                                     THE COMPANY

     Golf Trust of America, Inc. ("GTA") is a self-administered real estate investment trust ("REIT") formed to capitalize upon consolidation opportunities in the ownership of upscale golf courses throughout the United States. As of June 5, 1998, the Company holds participating interests in 33 golf courses (the "Golf Courses"), 29 of which are owned and four of which serve as collateral for a 30-year participating mortgage loan made by the Company to the owner of the Westin Innisbrook Resort ("Participating Mortgage"). The Golf Courses are located in Alabama, California, Florida, Georgia, Illinois, Kansas, Kentucky, Michigan, Nebraska, New Mexico, North Carolina, Ohio, South Carolina, Texas and Virginia.

     The Company's goal is to increase cash available for distribution per share and to enhance stockholder value by becoming a leading owner of, and participating in increased revenue from, nationally or regionally recognized golf courses. The Company's principal business strategy is to acquire upscale golf courses and thereafter lease the golf courses to qualified third party operators, including affiliates of the sellers. The Company believes the continuity of management provided by these experienced operators facilitates the Company's growth and profitability.

     In addition to the Company's ability to acquire golf courses for cash and/or the assumption of indebtedness, the Company may acquire golf courses through the issuance of units of limited partnership interest in the Operating Partnership ("OP Units") which are redeemable for cash or, at the Company's option, shares of the Company's common stock ("Common Stock") on a one-for-one basis. When the Company acquires a golf course in exchange for OP Units, the golf course seller generally may defer tax recognition of the gain on the exchange until the seller redeems its OP Units.

     In February 1997, the Company raised net proceeds of approximately $73.0 million in its initial public offering of Common Stock (the"IPO") and acquired ten Courses (the "Initial Courses") from their prior owners (together with the prior owners of the Golf Courses acquired since the IPO, the "Prior Owners"). Each of the Initial Courses was leased-back to an affiliate of its Prior Owner. In November 1997, the Company raised net proceeds of approximately $83.0 million in a follow on public offering of Common Stock. Since the IPO, the Company has acquired an interest in an additional 18 Golf Courses.

     The Golf Courses which the Company owns are leased to multiple independent third party lessees (the "Lessees") pursuant to leases ("Participating Leases") which provide for payments ("Lease Payments") of fixed base rent ("Base Rent") and participating rent ("Participating Rent") based on growth in revenue at the Golf Courses. The interest payment under the Participating Mortgage is structured similarly to the Participating Leases to provide the Company with base interest payments and additional interest payments based on growth in revenue at the Westin Innisbrook Resort. Neither the Company nor its executive officers owns any interest in, or participates in the management of, the Lessees or the owner of the Westin Innisbrook Resort, Golf Host Resorts, Inc..

     The Company's executive offices are located at 14 North Adger's Wharf, Charleston, South Carolina 29401 and its telephone number is (843) 723-GOLF
(4653).

                                     RISK FACTORS


     AN INVESTMENT IN THE SECURITIES INVOLVES VARIOUS RISKS. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SECURITIES.

     WHEN USED IN THIS PROSPECTUS, THE WORDS "MAY," "WILL," "EXPECT," "ANTICIPATE," "CONTINUE," "ESTIMATE," "PROJECT," "INTEND" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), REGARDING EVENTS, CONDITIONS AND FINANCIAL TRENDS THAT MAY AFFECT THE COMPANY'S FUTURE PLANS OF OPERATIONS, BUSINESS STRATEGY, RESULTS OF OPERATIONS AND FINANCIAL POSITION. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INCLUDED WITHIN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

USE OF ADJUSTMENTS AND PROJECTIONS IN ESTABLISHING LEASE PAYMENTS AND PARTICIPATING MORTGAGE PAYMENTS

     The Company generally values golf courses, and establishes Lease Payments (and established the payments under the Participating Mortgage), based on selected adjustments to historical operating results or estimates of future performance that the Company believes are appropriate. These adjustments include projected increases in revenues from golf course operations and elimination of certain operating expenses. If such adjustments are not appropriate, or if estimates of future performance are not met, an Operator may not be able to make its scheduled payments to the Company. Failure of an Operator to make such a payment would have a material adverse effect on the operations of the Company.

DEPENDENCE ON PAYMENTS UNDER THE PARTICIPATING LEASES AND THE PARTICIPATING MORTGAGE; DIFFICULTY OF FINDING REPLACEMENT OPERATORS

     The Company's ability to make distributions to stockholders will depend primarily upon the ability of the Operators to make lease or interest payments which will be dependent primarily on the Operators' ability to generate sufficient revenues in excess of operating expenses from the Golf Courses. Any failure or delay by an Operator in making such payments may affect adversely the Company's ability to make anticipated distributions to stockholders. Such failure or delay may be caused by reductions in revenue from the Golf Courses or in the net operating income of a Lessee or otherwise. In addition, the Lessees are generally recently-organized limited purpose entities and have nominal capitalization. Although failure on the part of a Lessee materially to comply with the terms of its Participating Lease would give the Company the right to terminate such Participating Lease, recover any OP Units pledged as a security deposit, repossess the applicable Golf Course and enforce the Lease Payment obligations under the Participating Lease, the Company then would be required to find another lessee to lease such Golf Course or risk losing its ability to elect or maintain REIT status, as applicable. It may be difficult for the Company to find suitable replacement lessees following a default, particularly in instances where the prior lessee was not able to operate profitably. In such instances the Company would likely be required to reduce the Base Rent and consequently the cash available for distribution on a per share basis would be reduced.

DURATION OF LEASE; NO RIGHT TO TERMINATE PARTICIPATING LEASES ON A SALE

     The Participating Leases, with extensions, have terms of up to 40 years and do not terminate when a Golf Course is sold. It may therefore be more difficult to sell a Golf Course, and the value to a prospective buyer, and therefore the price paid to the Company for a Golf Course, may be less than if the Participating Leases were to terminate upon a sale.

NEED FOR CERTAIN CONSENTS FROM THE LIMITED PARTNERS

     Under the Partnership Agreement the holders of at least 66.7% of the interests in the Operating Partnership, including the Company which as of June 5, 1998 owned a 59.7% interest in the Operating Partnership, must approve a sale of all or substantially all of the assets of the Operating Partnership or a merger or consolidation of the Operating Partnership. As of June 5, 1998, Larry D. Young, majority owner of Legends Golf, which contributed seven golf courses to the Company (together with its affiliates, "Legends Golf") and a director of the Company, and his affiliates owned a 29.3% interest in the Operating Partnership and thus while not possessing absolute veto power over such extraordinary transactions, could, with the support of a few additional Prior Owners, hold such veto powers.

LACK OF CONTROL OVER DAY-TO-DAY OPERATIONS AND MANAGEMENT OF THE GOLF COURSES

     In order to qualify as a REIT for federal income tax purposes, the Company may not operate the Golf Courses or participate in the decisions affecting the operations of the Golf Courses. Each of the Operators controls the operations of the respective Golf Courses. The Participating Leases have initial terms of 10 years and generally may be extended at the option of each Lessee for up to six five-year renewal terms. The Company will not have the authority to require any Operator to operate the Golf Courses in a particular manner, or to govern any particular aspect of their operation (e.g., setting green fees), except as set forth in the Participating Leases or the Participating Mortgage. Thus, even if the Company believes an Operator is operating a Golf Course inefficiently or in a manner that does not result in a maximization of Participating Rent or Participating Interest to the Company and, therefore, does not increase cash available for distribution to the stockholders, the Company may not require an Operator to change its method of operation. The Company is limited to seeking redress only if an Operator violates the terms of the Participating Lease or the Participating Mortgage, as applicable, in which case the Company's primary remedy is to terminate the Participating Leases or the Participating Mortgage as applicable and seek to recover damages from such Operator. If a Participating Lease is terminated, the Company will be required to find another lessee or risk losing its ability to elect or maintain REIT status, as applicable.

THE PARTICIPATING MORTGAGE

     DEFAULT ON PARTICIPATING MORTGAGE

     A default by the borrower under the Participating Mortgage (the "Borrower") could materially and adversely affect the Company's results from operations. A default under the Participating Mortgage may require the Company to become involved in expensive and time-consuming proceedings, including bankruptcy, reorganization or foreclosure proceedings, in an attempt to recover some or all of its investment. It is anticipated that the Westin Innisbrook Resort, located near Tampa, Florida, which is the property underlying the Participating Mortgage, will be the primary source of any recovery for the Company. Because of the Company's status as a REIT, the Company may not operate the Westin Innisbrook Resort in the event of foreclosure. Accordingly, in the event of a foreclosure, the Company will be materially dependent upon (i) its ability to lease the Westin Innisbrook Resort on favorable economic terms and (ii) the value of the real property underlying the Participating Mortgage, each of which may be affected by numerous factors outside the control of the Company. See "-- Dependence on Payments Under the Participating Leases; Difficulty of Finding Replacement Lessees."

     LACK OF AMORTIZATION OF PARTICIPATING MORTGAGE

     The Participating Mortgage does not provide for the amortization of principal during its term. As a result, the entire principal balance of the Participating Mortgage will be due at its maturity. Failure to amortize the principal balance of the Participating Mortgage may increase the risk of a default during the term, and at maturity, of the Participating Mortgage. A default under the Participating Mortgage would have a material adverse effect on the operations of the Company.

GOLF INDUSTRY RISKS

     OPERATING RISKS

     The Golf Courses will be subject to all operating risks common to the golf industry. These risks include, among other things (i) increases in operating costs due to inflation and other factors, which increases may not be offset by increased dues and fees; (ii) dependence on tourism, particularly for the Resort Courses, which may fluctuate and is seasonal; and (iii) adverse effects of general and local economic conditions. These factors could adversely affect the Golf Course Operators' ability to generate revenues and to make payments under the Participating Leases and the Participating Mortgage and, in turn, the Company's ability to make expected distributions to the Company's stockholders.

     COMPETITION; SUPPLY OF GOLF COURSES

     The Company's Golf Courses face competition for golfers from other golf courses, either locally or nationally. A substantial number of new golf courses have opened in recent years and a number of new courses currently are under development, or planned for development including golf courses located near the Golf Courses. These new golf courses could increase the competition faced by one or more of the Golf Courses and reduce the rounds played and revenues associated with one or more of the Golf Courses. Any such decrease in revenues may adversely affect the net operating income of a Golf Course Operator and, therefore, its ability to make its scheduled payments to the Company.

     PRIMARY INVESTMENT IN SINGLE INDUSTRY

     The Company's current strategy is to acquire primarily golf courses and related facilities. As a result, the Company will be subject to risks inherent in investments primarily in a single industry. The effects on cash available for distribution to stockholders resulting from a downturn in the golf industry will be more pronounced than if the Company had more fully diversified its investments.

     SEASONALITY

     The golf industry is seasonal. Seasonal variations in revenue at the Golf Courses may require the Golf Course Operators to supplement revenue at the applicable Golf Course to make scheduled payments to the Company. Failure of a Golf Course Operator to manage properly its cash flow may result in such Operator having insufficient cash to make its scheduled payments to the Company during low seasons and, therefore, adversely affect cash available for distribution to stockholders.

     ADVERSE WEATHER CONDITIONS

     Several climatological factors beyond the control of the Golf Course Operators may influence the revenues at the Golf Courses, including adverse weather such as hurricanes, heat waves, frosts and floods. In the event of adverse weather or destruction of the turf grass at a Golf Course, the number of rounds played at such Golf Course could decrease, which could have a negative impact on any Participating Rent or Participating Interest received from the affected Golf Course and the ability of the applicable Golf Course Operator to make its scheduled payments to the Company. The Golf Courses in the Southeastern United State are susceptible to damage from hurricanes, which damage (including loss of revenue) is not generally insurable at commercially reasonable rates. Consequently, a hurricane may adversely affect both the value of the Company's investment in a particular Golf Course as well as the ability of the Operator of such Golf Course to make its scheduled payments to the Company. Additionally, hurricanes may damage local accommodations such as hotels and condominiums, thereby limiting play, particularly at the Company's "Resort Courses" (daily fee golf courses that attract a significant percentage of players from outside the area and generate a significant amount of revenue from golf vacation packages).

     FACTORS AFFECTING GOLF PARTICIPATION

     The success of efforts to attract and retain members at private country clubs and the number of rounds played at public golf courses historically has been dependent upon discretionary spending by consumers, which may be adversely affected by regional and economic conditions. A decrease in the number of golfers or their rates of participation or in consumer spending on golf could have an adverse effect on the Gross Golf Revenue (all revenues from a given Golf Course, including green fees, golf cart rentals, range fees, membership dues, membership initiation fees, and transfer fees) generated per Golf Course and, therefore, the Lease Payments to be paid under the Participating Leases or the interest payable under the Participating Mortgage. For the period 1991 through 1996 golf participation decreased by 0.3%, according to the National Golf Foundation.

     COURSE CONDITIONS

     General turf grass conditions must be satisfactory to attract play on the Golf Courses. Severe weather or other factors, including disease and insect infestation, could adversely affect the turf grass conditions at the Golf Courses. Turf grass conditions at the Golf Courses also depend to a large extent on the quality and quantity of water available. The quality and quantity of water available is affected by various factors, many of which are beyond the control of the Company. There can be no assurance that certain conditions, including drought, governmental regulation or environmental concerns, which could adversely affect the supply of water to a particular Golf Course, may not arise in the future.

DEPENDENCE UPON KEY PERSONNEL

     The Company's success depends to a large extent upon the experience and abilities of its founders W. Bradley Blair, II, who serves as the Company's Chief Executive Officer and President, David J. Dick, who serves as Executive Vice President, and Scott D. Peters, who serves as Senior Vice President and Chief Financial Officer. The loss of the services of any of these individuals could have a material adverse effect on the Company, its operations and its business prospects. The Company's success is also dependent upon its ability to attract and retain qualified personnel.

REAL ESTATE INVESTMENT TRUST AND PARTNERSHIP QUALIFICATION

     The Company operates and intends to continue to operate so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Tax Code"). Although the Company believes that it is so organized and operates in such a manner and has received a favorable opinion of its legal counsel, O'Melveny & Myers LLP, as to its REIT status (which opinion is based on certain assumptions and representations), no assurance can be given that the Company will qualify or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Tax Code provisions for which there are only limited judicial or administrative interpretations. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Tax Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. See "Description of Capital Stock -- Restrictions on
Ownership."

     If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the cash available for distribution to the Company's stockholders would be reduced for each of the years involved.
Although the Company currently operates and intends to continue to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Company's Board of Directors (the "Board of Directors") to revoke the REIT election.

     The Operating Partnership has been structured to be classified as a partnership for federal income tax purposes. If the Service were to challenge successfully the tax status of the Operating Partnership as a partnership for federal income tax purposes, the Operating Partnership would be treated as an association taxable as a regular corporation. In such event, the character of the Company's assets and items of gross income would change, possibly preventing the Company from qualifying as a REIT. In addition, the imposition of a corporate income tax on the Operating Partnership would reduce the amount of cash available for distribution to the Company and its stockholders.

RISKS RELATING TO CONSTRUCTION FINANCING

     The Company has agreed to fund certain additional construction at certain of the Golf Courses, including significant construction funding for the recently acquired Sandpiper Golf Course, and anticipates that it may make other construction advances or loans, generally either (i) as financing that repays constructions costs, either in the form of a loan repayment or increase in the Base Rent Payment or (ii) where the loan is secured by property with a pre-construction value that is within the Company's investment guidelines. Construction loans often involve a higher degree of risk than other lending because, among other reasons, (i) repayment may be dependent upon successful completion of the project, (ii) the project, as constructed or rehabilitated, may lack any operating history upon which to base the loan's underwriting, (iii) estimating construction costs and timing is difficult, (iv) construction costs may exceed budgeted amounts and (v) timing delays may occur.

LIMITED OPERATING HISTORY

     The Company was recently organized and has limited operating history. There can be no assurance that the Company will be able to generate sufficient revenue from operations to make anticipated distributions to stockholders. The Company also is subject to the risks generally associated with the formation of any new business. The Company's management has limited experience operating a public company or a REIT and limited experience working together.

ADVERSE EFFECT OF SHARES AVAILABLE FOR FUTURE ISSUANCE AND SALE ON MARKET PRICE OF COMMON STOCK

     Sales of a substantial number of shares of Common Stock, or the perception that such sales could occur, may affect adversely prevailing market prices for the Common Stock. In addition to the shares of Common Stock currently outstanding, as of June 5, 1998, an aggregate of 12,779,307 OP Units was outstanding (including OP Units held by subsidiaries of GTA). Subject to certain restrictions and limitations, the OP Units issued in connection with the Company's IPO may be tendered for redemption by the holders of such OP Units, for cash or, at the Company's option, for shares of Common Stock on a one-for-one basis. OP Units issued after the Company's IPO may generally be tendered for redemption beginning one year after their issuance. The shares of Common Stock issuable upon redemption of such OP Units may be sold in the public market pursuant to this Prospectus and the accompanying Prospectus Supplement, and the shelf registration statement it accompanies, or pursuant to any available exemptions from registration. The Company also has granted the OP Unit holders certain "piggyback" registration rights, subject to the requirement that each such holder agree not to sell any of its redeemed shares not included in such piggyback offering during the week prior to, and the month following, such piggyback offering.

     The Company's acquisition strategy depends in large part on access to additional capital through sales and issuances of equity securities, including OP Units. The market price of the Common Stock may be adversely affected by the availability for future sale and issuance of shares of Common Stock that may be issued upon redemption of the OP Units as well as any additional OP Units issued in future acquisitions or in connection with a Lessee's exercise of the Lessee Performance Option (an incentive based performance structure, under which, during years three through five of certain of the Participating Leases or the Participating Mortgage, as applicable, the Operator or its affiliate, subject to certain qualifications and restrictions, may elect one time to increase the Base Rent or Base Interest, as applicable, in order to receive additional OP Units or

Common Stock, or, with respect to the Participating Mortgage, to require the Company to make an additional advance under the Participating Mortgage). No predictions can be made as to the effect, if any, that future sales of shares, or the perception that such sales could occur, will have on the price of the Common Stock.

RISKS RELATED TO THE COMPANY'S GROWTH STRATEGY

     COMPETITION FOR ACQUISITIONS

     The Company competes for golf course acquisition opportunities with entities organized for purposes substantially similar to the Company's objectives as well as other purchasers of golf courses. From time to time the Company may compete for such golf course acquisition opportunities with entities having substantially greater financial resources and a broader geographic knowledge base than the Company. These entities may also be able to accept more risk than the Company prudently can manage. Thus, competition may reduce the number of suitable golf course acquisition opportunities available to the Company.

     POSSIBLE UNAVAILABILITY OF CAPITAL

     The success of the Company's growth strategy depends, in large part, upon its continuing access to capital necessary to acquire additional golf courses. There can be no assurance that the Company's use of excess cash flow, borrowings or subsequent issuances of Common Stock, OP Units or other securities will be sufficient to raise such necessary capital.

     INABILITY TO MANAGE GROWTH EFFECTIVELY

     The Company's success will depend upon the ability of each Operator effectively to manage all of its Golf Courses, as well as the ability of the Company to continue to select an appropriate lessee for each additional golf course it acquires. There can be no assurance that the current Operators or future lessees will operate efficiently and, if not, cash available for distribution to stockholders could be affected adversely.

     CONCENTRATION OF INVESTMENTS

     Seven of the Golf Courses are located in North Carolina and South Carolina and nine of the Golf Courses are located in Florida. The concentration of the Company's investments in these areas leaves the Company vulnerable to regionally adverse events or conditions such as competition, hurricanes and other weather conditions, overbuilding and economic recession. If South Carolina or Florida is subject to such events or conditions, the Company's cash available for distribution will be more adversely affected than it would have been if the Company's investments were more geographically diverse.

RISKS OF LEVERAGE; NO LIMITATIONS ON INDEBTEDNESS

     The Company's Articles of Incorporation (the "Charter") do not limit its ability to incur indebtedness. On June 20, 1997, the Company closed a two-year, $100 million secured revolving credit facility (the "Line of Credit") with a group of four commercial banks led by NationsBank, N.A. On September 24, 1997, the Company negotiated a reduction in the interest rate from LIBOR plus 2.0% to LIBOR plus 1.75% (7.72% on December 31, 1997.) On February 27, 1998, NationsBank, N.A. and Bank of America NT & SA, with a group of three commercial banks, amended and restated the Credit Facility to increase the Credit Facility to $125 million on an unsecured basis. Up to 20% of the Credit Facility may be used for working capital needs. The Credit Facility availability is limited to an "unencumbered pool calculation" as defined in the Credit Facility. Financial covenants include minimum requirement for net worth, liquidity and cash flow. Non-financial covenants include among others, restrictions on loans outstanding, construction in progress, loans to officers and changes to the Board of Directors. These covenants have been met. In May 1998, the Company negotiated an amendment to the Credit Facility whereby the Company now has a grid pricing arrangement which provides incentives for the Company to maintain a low ratio of total debt to total assets. The Company expanded the definition of eligible properties in the unencumbered pool in a manner consistent with the Company's own underwriting methods. The Company also negotiated to reduce the coverage ratio for the unencumbered pool calculation to offer greater flexibility for future capital needs. In May, 1998, the Company set-up an additional $5 million Line of Credit with NationsBank, N.A. The Company may borrow under the Line of Credit or from other lenders in the future, or may issue corporate debt securities in public or private offerings. Certain of such additional borrowings may be secured by the Golf Courses owned by the Company. The Company has agreed to maintain up to $17.2 million of indebtedness for a period of up to 10 years following the acquisition of two of the Golf Courses to accommodate efforts by two Prior Owners to minimize certain adverse tax consequences from the contribution of their respective Golf Courses to the Company. In the event that the Company fails to maintain such indebtedness, the Company will be liable for any resulting income tax liabilities to such Prior Owner.

     There can be no assurance that the Company, upon the incurrence of debt, will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets, including any Golf Courses securing such debt, to foreclosure, which could result in a financial loss to the Company. Adverse economic conditions could result in higher interest rates on variable rate debt, including borrowings under the Line of Credit, which could decrease cash available for distribution and increase the risk of loss upon a sale or from a foreclosure.

LIMITS ON CHANGES IN CONTROL

     The restrictions on the ownership of outstanding shares of Common Stock intended to ensure compliance with certain requirements related to continued qualification of the Company as a REIT and restrictions on changes in control contained in the Company's Charter and bylaws (the "Bylaws"), including a staggered Board of Directors and the ability of the Board of Directors to issue Preferred Stock without stockholder approval, may have the effect of inhibiting a change in control of the Company, even where such a change of control could be beneficial to the Company's stockholders. See also "-- Anti-takeover Effect of Certain Provisions of Maryland Law and the Company's Charter and Bylaws."

ADVERSE EFFECT OF INCREASE IN MARKET INTEREST RATES

     One of the factors that may influence the price of the Securities in public trading markets will be the annual yield from distributions by the Company on the Securities as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Securities. The Company finances a portion of its operations through its Line of Credit, which bears interest at a floating rate. The Participating Mortgage bears interest at a fixed rate and the Participating Leases have fixed rent payments (subject to certain adjustments). Accordingly, increases in interest payable by the Company may not be reflected in interest received under the Participating Mortgage or rent received under the Participating Leases, exposing the Company to the risk of rises in market interest rates. A significant rise in interest rates could affect adversely the ability of the Company to make distributions to stockholders.

REAL ESTATE INVESTMENT RISKS

     GENERAL

     The Company's holdings are subject to risks typically associated with investments in real estate. Such risks include the possibility that the Golf Courses and any additional golf courses will generate rent and capital appreciation, if any, at rates lower than those anticipated or will yield returns lower than those available through other investments. Income from the Golf Courses may be affected by many factors, including changes in government regulation, general or local economic conditions, the available local supply of golf courses, a decrease in the number of golfers, adverse weather conditions or other factors.

     ILLIQUIDITY OF REAL ESTATE

     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions is limited. The ground lessors of the Oyster Bay Golf Course and the Mystic Creek Golf Course have a right of first refusal to acquire such respective Golf Courses upon any proposed sale of such Golf Courses by the Company. In addition, each Lessee generally has a right of first offer to acquire the Golf Course(s) leased by it in the event of a proposed sale by the Company. The right of first offer is void in the event of a default by the Lessee under the Participating Lease. The three courses located at the Legends Resort -- Heathland, Moorland and Parkland -- are subject to conservatory easements that prohibit developments other than golf courses on the property, limit the ability to materially modify the existing layouts at such Golf Courses and require that such Golf Courses be open for public play. In the event that a sale of a Golf Course will result in a taxable gain to the Prior Owner thereof, the Company has agreed to use reasonable efforts to structure such a sale as a tax-deferred exchange. All of these factors may make it more difficult to transfer a Golf Course even where such transfer may be in the best interests of the Company.

     ENVIRONMENTAL MATTERS

     Operations at the Golf Courses involve the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, motor oil and gasoline. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to remediate such substances properly, may adversely affect the owner's ability to sell such real estate or to borrow using such real estate as collateral. Although all of the Golf Courses have been subjected to a Phase I environmental audit (which does not involve invasive procedures, such as soil sampling or ground water analysis) by an independent environmental consultant, no assurance can be given that these reports audit all potential environmental liabilities, that no prior or adjacent owner created any material environmental condition not known to the Company or the independent consultant or that future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in imposition of environmental liability to the Company. While the Participating Leases and Participating Mortgage provide that the Operators will indemnify the Company for certain potential environmental liabilities at the Golf Courses, the current Operators have only nominal capitalization.

     A significant portion of the Sandpiper Golf Course was previously an operating oil field and there is significant residual oil contamination on the property. In connection with the acquisition of the property, the Company obtained an indemnification from Atlantic Richfield Company ("ARCO") in a form and in an amount which the Company believes is adequate to protect the Company from liability for such contamination. Certain circumstances may require ARCO to enter the property and perform remediation actions.

     UNINSURED LOSSES

     The Participating Leases and the Participating Mortgage require that each Operator maintains insurance with respect to each of the Golf Courses it operates, including comprehensive liability, fire, flood (but only to the extent comparable golf courses in the area carry such insurance and such insurance is available at commercially reasonable rates) and extended coverage insurance. There are, however, certain types of losses (such as from hurricanes, floods or earthquakes) that may be either uninsurable or not economically insurable. Should an uninsured loss occur, the Company could lose both its invested capital in and anticipated profits from the applicable Golf Course.

     GROUND LEASES

     Two of the Golf Courses, Oyster Bay and Mystic Creek, are operated pursuant to long-term ground leases. In the event of a default by the Company under the applicable ground lease, the ground lessor may terminate the ground lease subject to certain terms and conditions. If the ground lease is terminated or is not renewed, the Company would lose its investment in the Oyster Bay Golf Course or Mystic Creek Golf Course, as applicable.

CONFLICTS OF INTEREST

     SALE OF GOLF COURSES

     Mr. Young, a director of the Company, and his affiliates, have an unrealized gain in their interests in certain of the Golf Courses transferred to the Company. The sale of such courses by the Company may cause adverse tax consequences to such director and his affiliates. Therefore, the interests of the Company and such director and his affiliates could differ in connection with the disposition of such Golf Courses.

     RISK OF ENFORCEMENT OF TERMS OF CONTRIBUTION, LEASE AND OTHER AGREEMENTS

     Because Mr. Young, a director of the Company, is the principal owner of Legends Golf, which contributed seven of the Golf Courses to the Company and the Legends Lessees, which lease those Golf Courses from the Company, there may be a conflict of interest with respect to the enforcement of the contribution agreement executed by Legends Golf, as well as with respect to enforcement and termination of the Participating Leases respecting the Golf Courses leased to the Legends Lessees.

     OTHER POSSIBLE CONFLICTS

     Other transactions involving the Company and affiliates of the Lessees may also give rise to possible conflicts of interest, such as future acquisitions of golf courses and selection of Operators for such golf courses.

COMPETITION FOR MANAGEMENT TIME OF THE OPERATORS

     In addition to management of the Golf Courses, Golf Course Operators devote significant time to other business interests, including in many instances resort and residential development on property adjacent to the Golf Courses and the operation of golf courses not being contributed to the Company. As a result, the Golf Course Operators are subject to competing demands on their time, and may not devote sufficient time to the operations of the Golf Courses, which may result in less revenue being generated from the Golf Courses than if they were devoted full time to the Golf Courses.

CHANGES IN INVESTMENT AND FINANCING POLICIES

     The Board of Directors determines the Company's investment and financing policies and policies with respect to certain other activities, including its growth, outstanding indebtedness, capitalization, distributions and operating policies. Although the Board of Directors has no present intention to amend or revise these policies, the Board of Directors may do so at any time without a vote of the Company's stockholders.

DEPENDENCE ON ACQUISITIONS TO INCREASE CASH AVAILABLE FOR DISTRIBUTION

     The Company's success in implementing its growth plan depends significantly on the Company's ability to acquire additional golf courses at attractive prices. Internal growth through increases in revenues from the Golf Courses is not expected to provide as much growth in cash available for distribution to stockholders as will the acquisition of additional golf courses. See "-- Risks of Leverage; No Limitation on Indebtedness" and "-- Risks Related to the Company's Growth Strategy." If the Company is unable to acquire additional golf courses at attractive prices, the Company's ability to grow and maintain or increase cash available for distribution per share may be affected adversely.

DISTRIBUTION TO STOCKHOLDERS

     The Company's continued ability to make distributions to its stockholders will be based principally on Lease Payments under the Participating Leases and interest payments under the Participating Mortgage. In the event of a default by a Lessee under a Participating Lease or by the Borrower under the Participating Mortgage, there could be a decrease or cessation of payments under the Participating Leases or the Participating Mortgage. In addition, the amount available to the Company to make distributions to its stockholders may decrease on a per share basis if golf courses acquired in the future yield lower than expected revenues. In addition, if the Company incurs additional indebtedness in the future, it will require additional funds to service such indebtedness and cash available for distribution may decrease. Distributions by the Company will also be dependent on a number of other factors, including the amount of cash available for distribution, the Company's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Tax Code and such other factors as the Company deems relevant.

     In order to qualify as a REIT, the Company generally is required to distribute to its stockholders at least 95% of its net taxable income each year. In addition, the Company is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income, 95% of its capital gain net income and undistributed income from prior years.

     The Company intends to make distributions to its stockholders to comply with the 95% distribution requirements of the Tax Code and to avoid the nondeductible excise tax. The Company's income and cash flow will consist primarily of rent payments under the Participating Leases and interest payments under the Participating Mortgage. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments could require the Company to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     For federal income tax purposes, the Company is required to report interest income from the Participating Mortgage, including Participating Interest, or a yield-to-maturity Loan on a straight-line basis over the life of the Participating Mortgage. Based on the Company's estimate of future revenue, the Company expects to recognize for tax purposes interest income equal to approximately 11.5% per year with respect to the Participating Mortgage, which interest income will initially exceed cash payments to the Company under the Participating Mortgage. In addition, upon the occurrence of any event which directly or indirectly results in the transfer of 5% of the equity interest in the Borrower to a third party during the term of the Participating Mortgage (a "Transfer Triggering Event"), the Borrower is required to pay to the Company an amount equal to $19 million, discounted from the maturity date of the Participating Mortgage to the date of the Transfer Triggering Event at 11.5% per annum, and income will be recognized by the Company in such amount. This amount is then required to be lent to the Borrower by the Company and the amount so lent accrues interest at 11.5% per annum. As a result of these provisions, the Company will be deemed at various times to have received income without having any corresponding cash payment. Consequently, to maintain the Company's REIT status or to avoid a corporate level tax, the Company may be required to borrow money to make cash distributions, which may have a material adverse effect on the operations of the Company.

ERISA RISKS

     Depending upon the particular circumstances of the plan, an investment in the Securities may not be an appropriate investment for an ERISA plan, a qualified plan or an IRA. In deciding whether to purchase Securities, a fiduciary of an ERISA plan, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Tax Code, and the effect of the "plan asset" regulations issued by the U.S. Department of Labor.

SOFTWARE DEFICIENCIES COULD ADVERSELY AFFECT THE COMPANY

     The Company and the Lessees will rely upon a significant number of computer software programs and operating systems in conducting their operations. To the extent that these software applications contain source code that is unable to appropriately interpret the upcoming calendar year "2000," some level of modification or even possibly replacement of such source code or applications will be necessary. Pursuant to the Leases, the Lessees will bear the costs associated with determining whether its systems are "Year 2000" compliant and the costs of any necessary modifying or replacing its source code or application. Given the information known at this time, the Company believes its systems are Year 2000 compliant. However, the Company will be dependent upon the Lessees to determine that their systems and applications and those of other parties utilized by them are Year 2000 compliant.

OWNERSHIP LIMIT

     In order for the Company to qualify and to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Tax Code) during the latter half of any taxable year (other than 1997). In addition, rent from related party tenants is not qualifying income for purposes of the gross income tests under the Tax Code. Two sets of constructive ownership rules (one to determine whether a REIT is closely held and one to determine whether rent is from a related party tenant) apply in determining whether these requirements are met. For the purpose of preserving the Company's REIT qualification, the Charter prohibits direct or constructive ownership of more than 9.8% of the lesser of the total number or value of the outstanding shares of the Common Stock or more than 9.8% of the outstanding shares of Preferred Stock (if any) of the Company (the "Ownership Limit"). The constructive ownership rules are complex and may cause the outstanding stock owned, directly or constructively, by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity.
As a result, the acquisition of less than 9.8% of the outstanding stock (or the acquisition of an interest in an entity which owns Common Stock or Preferred Stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the outstanding stock, and thus be subject to the Ownership Limit. Direct or constructive ownership of shares of Common Stock or Preferred Stock in excess of the Ownership Limit would cause the violative transfer or ownership to be void, or cause such shares to be designated as "Shares-in-Trust" (as herein defined).

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S CHARTER AND BYLAWS

     Certain provisions of the Company's Charter and Bylaws, as well as Maryland corporate law, may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that might be in the stockholders' best interest. For example, such provisions may (i) defer tender offers for Common Stock, which offers may be beneficial to stockholders, or (ii) defer purchases of large blocks of Common Stock, thereby limiting the opportunity for stockholders to receive a premium for their Common Stock over then-prevailing market prices. These provisions include the following:

     PREFERRED STOCK

     The Charter authorizes the Board of Directors to issue Preferred Stock in one or more classes and to establish the preferences and rights (including the right to vote and the right to convert into Common Stock) of any class of Preferred Stock issued. See "Description of Capital Stock -- Preferred Stock."

     STAGGERED BOARD

     The Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes expire in 1998, 1999 and 2000, respectively. Directors of each class serve for a three-year term and until their successors are elected and qualified. The affirmative vote of two-thirds of all outstanding Common Stock is required to remove a director.

     MARYLAND BUSINESS COMBINATION STATUTE

     Under the Maryland General Corporation Law ("MCGL"), certain "business combinations" (including the issuance of equity securities) between a Maryland corporation and any person who owns, directly or indirectly, 10% or more of the voting power of the corporation's shares of capital stock (an "Interested Stockholder") must be approved by 80% of voting shares. In addition, an Interested Stockholder may not engage in a business combination with the Maryland corporation for five years following the date he or she became an Interested Stockholder.

     MARYLAND CONTROL SHARE ACQUISITION

     Maryland law provides that "Control Shares" of a corporation acquired in a "Control Share Acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible under the statute to be cast on the matter (unless the corporation has opted out of the Control Share Acquisition statute). "Control Shares" are voting shares of beneficial interest that, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, would entitle the acquiror directly or indirectly to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority of all voting powers. Control Shares do not include shares of beneficial interest the acquiring person is then entitled to vote as a result of previously having obtained stockholder approval. A "Control Share Acquisition" means the acquisition of Control Shares, subject to certain exceptions.

     If voting rights are not approved at a meeting of stockholders then, subject to certain conditions and limitations, the issuer may redeem any or all of the Control Shares (except those for which voting rights have previously been approved) for fair value. If voting rights for Control Shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares of beneficial interest entitled to vote, all other stockholders may exercise appraisal rights.

     The Bylaws contain a provision exempting from the Control Share Acquisition statute any and all acquisitions by any person of the Company's Common Stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

                                  USE OF PROCEEDS

     The Company is required under the terms of the Operating Partnership Agreement to invest the net proceeds of any sale of Common Stock, Preferred Stock, Debt Securities or Warrants in the Operating Partnership. Unless otherwise described in the applicable Prospectus Supplement, the Operating Partnership intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include the development or acquisition of additional Golf Courses, the repayment of outstanding debt or the improvement of certain Golf Courses already in the Company's portfolio. The Company incurs debt from time to time in the ordinary course of business in connection with the development, acquisition and improvement of new or existing Golf Courses, which debt may be refinanced with the proceeds of the sale of Securities for which this Prospectus and a related Prospectus Supplement are delivered. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholders.

                                 SELLING SHAREHOLDERS

     The Selling Shareholders will obtain any shares of Common Stock they may offer for sale pursuant to this Prospectus by redeeming OP Units received in connection with the contribution of certain properties to the Company. Under the Partnership Agreement, these unitholders have the right to redeem their OP Units, generally beginning one year after they obtain the OP Units. If one or more unitholders requests such redemption, the Company or GTA GP may opt to purchase the OP Units with shares of Common Stock, or with cash.

     The following table lists the Selling Shareholders and the number of shares of Common Stock which may be sold, including OP Units currently owned which may be redeemed into Common Stock upon redemption of OP Units.


              Selling Shareholder                       Shares(1)
 Golf Legends Ltd.                              1,532,352

 Seaside Resorts Ltd.                           806,456

 Heritage Golf Club, Ltd.                       801,561

 Legends of Virginia, LC                        598,187

 Northgate                                      184,854

 Olde Atlanta Golf Club Limited Partnership     68,246

 Bright's Creek Development Company, LLC        105,950

 W. Bradley Blair, II                           12,500

 David J. Dick                                  12,500

------------------------
(1) Includes OP Units currently owned which may be converted into Common Stock upon redemption of OP Units.

 James R. Hoppenrath                            3,750

 Golf Host Resorts, Inc.(2)                     424,039

 John J. Rainieri, Sr. and Betty Rainieri       114,237

 Raintree Country Club, Inc.                    7,292

 Eagle Watch Golf Club Limited Partnership      70,158

 Properties of the Company, Inc.                19,231

 Granite Golf Group, Inc.                       24,424

 Stonehenge Golf Development, Inc.              169,811

 Mystic Creek Golf Club, Limited Partnership    52,724

 Okeechobee Championship Golf, Inc.             227,347

 Raymon R. Finch, Jr.(3)                        50,000

 Raymon R. Finch III(3)                         50,000

 Eagle Ridge Lease Company LLC                  35,794

 Golf Classic Resorts L.L.C                     26,200

                          FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material federal income tax considerations that may be relevant to a prospective holder of Securities in the Company is based on current law. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States (except as described below)) subject to special treatment under the federal income tax laws.

     The statements in this discussion and the opinion of O'Melveny & Myers LLP are based on current provisions of the Tax Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Tax Code, the legislative history of the Tax Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not

------------------------
(2) Includes 150,000 shares which may be acquired pursuant to the exercise of stock options held by Golf Host Resorts, Inc., all of which, to the extent acquired, may be offered pursuant to this Prospectus.

(3) Represents shares which may be acquired pursuant to the exercise of stock options held by such individuals, all of which, to the extent acquired, may be offered pursuant to this Prospectus.

affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF THE SECURITIES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

     GENERAL. The Company plans to make an election to be taxed as a REIT under Sections 856 through 860 of the Tax Code, commencing with its short taxable year beginning on February 12, 1997 and ending on December 31, 1997. The Company believes that it is organized and operates in such a manner as to qualify for taxation as a REIT under the Tax Code, and the Company intends to operate in such a manner, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified as a REIT.

     These sections of the Tax Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Tax Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. O'Melveny & Myers LLP has acted as tax counsel to the Company in connection with the Offering.

     In the opinion of O'Melveny & Myers LLP, commencing with the Company's taxable year ending December 31, 1997, the Company will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Tax Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in this Prospectus and assumes that the actions described in this Prospectus are completed in a timely fashion. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels, diversity of stock ownership, and the various other qualification tests imposed under the Tax Code discussed below, the results of which will not be reviewed by O'Melveny & Myers LLP. Accordingly, no assurance can be given that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

     In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its taxable income or capital gain which is distributed to stockholders. The Company will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualification as a REIT, the Company may also be subject to taxation in certain other circumstances. If the Company should fail to satisfy the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which the Company fails either the 75% or the 95% test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property) and, if the Company has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired by reason of a default on indebtedness or a lease) which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company may also be subject to the corporate "alternative minimum tax," on its items of tax preference, as well as tax in certain situations not presently contemplated.

     REQUIREMENTS FOR QUALIFICATION. The Tax Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Tax Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Tax Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Tax Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The Tax Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and
(vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. Additionally, if for any taxable year of the Company beginning after December 31, 1997, the Company complies with regulations requiring the maintenance of records to ascertain ownership of its outstanding stock and the Company does not know or have reason to know that it failed to satisfy condition (vi), it will be treated as having satisfied that condition for any such taxable year.

     The Company believes that it has issued sufficient shares pursuant to the IPO offering to allow it to satisfy conditions (v) and (vi). In addition, the Company's Charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer and ownership restrictions are described in "Description of Capital Stock -- Restrictions on Ownership."

     The Company currently has two wholly-owned corporate subsidiaries and may have additional corporate subsidiaries in the future. Tax Code Section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" owned by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company. Each of the Company's current subsidiaries is a "qualified REIT subsidiary." The Company's subsidiaries therefore will not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

     In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Tax Code, including for purposes of satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the Operating Partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein. A summary of the rules governing the federal income taxation of partnerships and their partners is provided below in "Federal Income Tax Considerations -- Tax Aspects of the Operating Partnership."

     INCOME TESTS. In order to qualify and maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year. The 30% gross income test however, need not be satisfied for any taxable year of the Company beginning after December 31, 1997.

     Pursuant to the Participating Leases, the Lessees lease from the Company the land, buildings, improvements and equipment comprising the Golf Courses for a 10-year period, with, options to extend for up to six additional terms of five years each. The Participating Leases provide that the Lessees are obligated to pay to the Company (i) Base Rent and, if applicable, Participating Rent and (ii) certain other additional charges.

     In order for the Base Rent, the Participating Rent and the additional charges to constitute "rents from real property," the Participating Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Participating Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties, (ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and (iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Tax Code Section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and
(vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     O'Melveny & Myers LLP is of the opinion that each Participating Lease will be treated as a true lease for federal income tax purposes. Such opinion is based, in part, on the following facts: (i) the Operating Partnership and the Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Lessees have the right to exclusive possession and use and quiet enjoyment of the Golf Courses during the term of the Participating Leases, (iii) the Lessees bear the cost of, and are responsible for, day-to-day maintenance and repair of the Golf Courses, other than the cost of certain capital expenditures, and dictate how the Golf Courses are operated, maintained, and improved, (iv) the Lessees bear all of the costs and expenses of operating the Golf Courses (including the cost of any inventory used in their operation) during the term of the Participating Leases other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures), (v) the Lessees benefit from any savings in the costs of operating the Golf Courses during the term of the Participating Leases, (vi) in the event of damage or destruction to a Golf Course, the Lessees are at economic risk because they will be obligated either (A) to restore the property to its prior condition, in which event they will bear all costs of such restoration in excess of any insurance proceeds or (B) in certain circumstances, terminate the Participating Lease, (vii) the Lessees have indemnified the Operating Partnership against all liabilities imposed on the Operating Partnership during the term of the Participating Leases by reason of (A) injury to persons or damage to property occurring at the Golf Courses or (B) the Lessees' use, management, maintenance or repair of the Golf Courses, (viii) the Lessees are obligated to pay substantial Base Rent for the period of use of the Golf Courses, and (ix) the Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Golf Courses. Such opinion is also based upon the representation of the Company to the effect that upon termination of the Participating Leases (including the optional fixed-rate renewal periods), each such Golf Course is expected to have a remaining useful life equal to at least 20% of its expected useful life when contributed to the Operating Partnership, and a fair market value equal to at least 20% of its fair market value when contributed to the Operating Partnership.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Participating Leases that discuss whether such leases constitute true leases for federal income tax purposes. Therefore, the opinion of O'Melveny & Myers LLP with respect to the relationship between the Operating Partnership and the Lessees is based upon all of the facts and circumstances and upon rulings and judicial decisions involving situations that are considered to be analogous. Opinions of counsel are not binding upon the Service or any court, and there can be no complete assurance that the Service will not assert successfully a contrary position. If the Participating Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Operating Partnership receives from the Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Tax Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Charter provides that no stockholder may own, directly or constructively, in excess of 9.8% of the Common Stock. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. For taxable years of the Company beginning after December 31, 1997, the Company may operate or manage the property or furnish or render services to the tenants of such property without disqualifying any rents received from such property as "rents from real property," provided that any amounts received or accrued (directly or indirectly) by the Company for any such activities or services do not exceed 1% of all amounts received or accrued (directly or indirectly) by the Company with respect to such property. However, any amounts received or accrued (directly or indirectly) by the Company for any such activities or services will not qualify as "rents from real property," even to the extent such amounts do not exceed the 1% threshold. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) with the exception of one Golf Course derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue (subject to the 1% de minimis rule discussed above for taxable years of the

Company beginning after December 31, 1997). With respect to one Golf Course, a portion of the revenues derived under the Participating Lease applicable to such Golf Course (the portion attributable to personal property) will not be considered as "rents from real property." The amount of the anticipated disqualified income under such Participating Lease, however, will not prevent the Company from qualifying as a REIT or subject it to any federal income taxation.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     The participating interest feature of the Participating Mortgage will cause the Participating Mortgage to have original issue discount ("OID"), which is treated as interest income. See "Annual Distribution Requirements" for a discussion of the effect of OID on the ability of the Company to meet the REIT distribution requirements.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Tax Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above in "General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets.
First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including (i) its allocable share of real estate assets held by partnerships in which the Company owns an interest and
(ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the stock of a qualified REIT subsidiary).

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partly caused by such an acquisition (i.e., the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

     ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. For any taxable year of the Company beginning after December 31, 1997, the Company may elect to retain and pay taxes on all or a portion of its net long-term capital gains for such year, in which case, the Company's stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. The stockholders would be treated as having paid their proportionate share of the capital gains tax paid by the Company, which amounts would be credited or refunded to the stockholders. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company is subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For the Company's taxable years ending after December 31, 1997, the Company may elect to retain and pay taxes on all or a portion of its net long-term capital gains for such year, in which case the Company's stockholders would include in income their proportionate share of such undistributed long-term capital gain and claim a credit for their share of the taxes paid by the Company. The Company intends to make timely distributions sufficient to satisfy this annual distribution requirement.

     It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     The participating interest feature of the Participating Mortgage will cause the Participating Mortgage to have OID, which will require the Company to accrue, as interest income, the full amount of such OID even though the Company may not be in receipt of a like amount of related cash payments during such year. The inclusion of OID in income without the related cash may make it more likely that the Company will have to borrow to meet the 95% distribution requirement. For the Company's taxable years beginning after December 31, 1997, OID is not included in determining whether the Company has met the 95% distribution requirements, although the Company will still be subject to tax on such income to the extent not distributed.

     In addition, upon the happening of a "Transfer Triggering Event", the Company will have to accrue additional interest income without any related cash payment in the year the "Transfer Triggering Event" occurs, and will have additional OID without any related cash payment from that date until the maturity of the Participating Mortgage. If the "Transfer Triggering Event" occurs after the Company's taxable year ending December 31, 1997, such additional accrued interest will have no effect on the ability of the Company to meet the 95% distribution requirement, although the Company may have to borrow to pay its tax on such "phantom" income.

     The Company intends to calculate its "REIT taxable income" based upon the conclusion that the Operating Partnership is the owner for federal income tax purposes of all of the Golf Courses other than the Golf Courses that secure the Participating Mortgage. As a result, the Company expects that depreciation deductions with respect to all such Golf Courses will reduce its "REIT taxable income." This conclusion is consistent with the opinion of O'Melveny & Myers LLP as described above, which in turn is based upon representations from the Company as to the expected useful life and future fair market value of each such Golf Course. If the Service were to successfully challenge this position, the Company might be deemed retroactively to have failed to meet the distribution requirement and would have to rely on the payment of a "deficiency dividend" in order to retain its REIT status.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

PARTNERSHIP ANTI-ABUSE RULE

     The United States Treasury Department has issued a regulation (the "Anti-Abuse Rule") under the partnership provisions of the Tax Code (the "Partnership Provisions") that authorizes the Service, in certain "abusive" transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate. The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring any entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

     The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partner interest.
The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, the limited partners have the right, beginning one year after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the Company's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. Based on the foregoing, O'Melveny & Myers LLP is of the opinion that the Anti-Abuse Rule will not have any adverse impact on the Company's ability to qualify as a REIT. However, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Operating Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Tax Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (or, for taxable years of the Company beginning after December 31, 1997, net long-term capital gains retained by the Company) that are designated as capital gain dividends will be taxed as long-term capital gain (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

     In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain.

BACKUP WITHHOLDING

     The Company will report to its domestic stockholders and the Service the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to the Company. The Service has issued final regulations that will alter the technical requirements relating to backup withholding compliance as applied to foreign stockholders for distributions made after December 31, 1999. See "-- Taxation of Foreign Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

     In Revenue Ruling 66-106, 1966-1 C.B. 151, the Service ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust did not constitute "unrelated business taxable income" ("UBTI"). Revenue rulings are interpretive in nature and subject to revocation or modification by the Service. However, based upon Revenue Ruling 66-106 and the analysis therein, distributions by the Company to a stockholder that is a tax-exempt entity should not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Tax Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

     In certain circumstances, a pension trust that owns more than 10% of the Company's stock will be required to treat a percentage of the dividends received from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI Percentage rule will apply to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust and
(iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock.

TAXATION OF FOREIGN STOCKHOLDERS

     The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares, including any reporting requirements.

     Distributions by the Company that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions, ordinarily, will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such dividends made to a Non-U.S. Stockholders unless (i) a lower treaty rate applies or (ii) the Non-U.S. Stockholder files an Service Form 4224 with the Company certifying that the investment to which the distribution relates is effectively connected to a United States trade or business of such Non-U.S. Stockholder. Lower treaty rates applicable to dividend income may not necessarily apply to dividends from a REIT, however. The Service has issued final regulations that will modify the manner in which the Company complies with the withholding requirements for distributions made after December 31, 1999. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder otherwise is subject to tax on any gain from the sale or disposition of his shares in the Company (as described below). If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the same rate applicable to dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

     In August 1996, the U.S. Congress passed the Small Business Job Protection Act of 1996, which requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. That statute is effective for distributions made after August 20, 1996. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     For any year in which the Company qualifies as a REIT, distributions (or for taxable years of the Company beginning after December 31, 1997, net long-term capital gains retained and designated as capital gain dividends by the Company) that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Stockholders would thus be taxed at the same capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. However, because the shares of the Company are publicly-traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." In addition, a Non-U.S. Stockholder that owns, actually or constructively, 5% or less of the Company's stock throughout a specified "look back" period will not recognize gain on the sale of his stock taxable under FIRPTA if the shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the shares is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and, in the case of foreign corporations, subject to the possible application of the 30% branch profits tax).

STATE AND LOCAL TAXES

     The Company, any of its subsidiaries, the Operating Partnership or the Company's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state tax treatment of the Company and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     The following discussion summarizes certain federal income tax considerations applicable to the Company's investment in the Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     CLASSIFICATION AS A PARTNERSHIP. The Company will be entitled to include in its income its distributive share of the Operating Partnership's income and to deduct its distributive share of the Operating Partnership's losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An organization formed as a partnership will be treated as a partnership, rather than as a corporation, for federal income tax purposes if
(i) it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations; (ii) it does not elect to be classified as an association taxable as a corporation; and (iii) it is not treated as a corporation by virtue of being classified as a "publicly traded partnership."

     The Operating Partnership will not request a ruling from the Service that it will be classified as a partnership for federal income tax purposes.
Instead, at the Closing of this Offering, O'Melveny & Myers LLP will deliver its opinion that, based on the provisions of the Partnership Agreement, certain factual assumptions and certain representations described in the opinion, the Operating Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. Currently the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation for federal income tax purposes. Unlike a tax ruling, an opinion of counsel is not binding upon the Service, and no assurance can be given that the Service will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of O'Melveny & Myers LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

     Under Section 7704 of the Tax Code, a partnership is treated as a corporation for federal income tax purposes if it is a "publicly traded partnership" (except in situations in which 90% or more of the partnership's gross income is of a specified type). A partnership is deemed to be publicly traded if its interests are either (i) traded on an established securities market, or (ii) readily tradable on a secondary market (or the substantial equivalent thereof). While the OP Units will not be traded on an established securities market, they could possibly be deemed to be traded on a secondary market or its equivalent due to the Redemption Rights enabling the partners to dispose of their OP Units.

     The Treasury Department recently issued regulations (the "PTP Regulations") governing the classification of partnerships under Section 7704. These regulations provide that the classification of partnerships is generally based on a facts and circumstances analysis. However, the regulations also provide limited "safe harbors" which preclude publicly traded partnership status. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership for this purpose, a person owning an interest in a flow-through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (x) substantially all of the value of the person's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (y) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation.

     The Operating Partnership is expected to have less than 100 partners (including persons owning interests through flow-through entities). The Operating Partnership has not issued any OP Units required to be registered under the Securities Act. Thus, the Operating Partnership presently qualifies for the safe harbors provided in the PTP Regulations. If the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), it nevertheless would be treated as a partnership for federal income tax purposes (rather than an association taxable as a corporation) if at least 90% of its gross income in each taxable year (commencing with the year in which it is treated as a publicly traded partnership) consists of "qualifying income" with the meaning of Section 7704(c)(2) of the Tax Code (including interest, dividends, "real property rents" and gains from the disposition of real property (the "90% Passive-Type Income Exception"). Because of the substantial ownership of the Operating Partnership by the Lessees (or their affiliates), the Operating Partnership currently would not be eligible for the 90% Passive-Type Income Exception. Thus, if the Operating Partnership were to have more than 100 partners (including, in certain circumstances, persons owning interests through flow-through entities), the Company would be required to place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Operating Partnership does not constitute a publicly traded partnership. However, there is no assurance that the Operating Partnership will at all times in the future be able to avoid treatment as a publicly traded partnership. The opinion of O'Melveny & Myers LLP as to the classification of the Partnership is based on an assumption that the Operating Partnership will continue to fall within a safe harbor from publicly traded partnership status.

     If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to satisfy the income and asset requirements for REIT status. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests" and "-- Requirements for Qualification -- Asset Tests." In addition, any change in the Operating Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations -- Requirements for Qualification -- Distribution Requirements." Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income.

     The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

     PARTNERSHIP ALLOCATIONS. Although a partnership agreement will generally determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Tax Code and the Treasury

Regulations promulgated thereunder. Generally, Section 704(b) and the Treasury Regulations promulgated thereunder require that partnership allocations respect the economic arrangement of the partners.

     If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Tax Code and the Treasury Regulations promulgated thereunder.

     TAX ALLOCATIONS WITH RESPECT TO THE GOLF COURSES. Pursuant to Section 704(c) of the Tax Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Golf Courses) that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property (including the Golf Courses). Consequently, the Partnership Agreement will require such allocations to be made in a manner consistent with Section 704(c) of the Tax Code.

     In general, the Prior Owners will be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including the Golf Courses) which have a Book-Tax Difference, all income attributable to such Book-Tax Difference will generally be allocated to the Prior Owners and the Company will generally be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the Offering. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements. See "-- Taxation of the Company -- Annual Distribution Requirements." The foregoing principles also apply in determining the earnings and profits of the Company for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Company purchased the contributed assets at their agreed values.

     The Treasury Regulations under Section 704(c) of the Tax Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. The

Operating Partnership has generally determined to use the "traditional method" (which is specifically approved in the Treasury Regulations) for accounting for Book-Tax Differences with respect to the properties initially contributed to it.

     The Operating Partnership has not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to any properties contributed to it in the future.

     BASIS IN OPERATING PARTNERSHIP INTEREST. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) by constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceeds the Company's adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to the Company. Such taxable income will normally be characterized as a capital gain, and if the Company's interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

     SALE OF THE GOLF COURSES. The Company's share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "-- Requirements for Qualification -- Income Tests." Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. See "-- Requirements for Qualification -- Income Tests." Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the Golf Courses for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Golf Courses (and other golf courses) and to make such occasional sales of the Golf Courses, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

                                 PLAN OF DISTRIBUTION

SALE OF SECURITIES BY THE COMPANY

     The Company may sell Securities to or through one or more underwriters or dealers for public offering and sale by or through them, directly to one or more individual, institutional or other purchasers, through agents or through any combination of these methods of sale. Direct sales to investors may also be accomplished through subscription rights distributed on a pro rata basis to the Company's stockholders, which may or may not be transferable by such stockholders. In connection with any distribution of subscription rights to stockholders, if all of the underlying Securities are not subscribed for, the Company may sell the unsubscribed Securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed Securities to third parties.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale or at prices related to such prevailing market prices, or at negotiated prices (any of which may represent a discount from the prevailing market prices).

     In connection with the sale of Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company, and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock which is listed on the AMEX. Any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the AMEX, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Securities.

     Under agreements into which the Company may enter, underwriters will be, and dealers and agents who participate in the distribution of Securities may be, entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase

Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount no less than, and the aggregate principal amounts of Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Securities less the principal amount thereof covered by the Contracts. If in conjunction with the sale of Securities to institutions under Contracts, Securities are also being sold to the public, the consummation of the sale under the Contracts shall occur simultaneously with the consummation of the sale to the public. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Securities offered hereby may not simultaneously engage in market making activities with respect to the Securities for a period of two business days prior to the commencement of such distribution.


SALE OF COMMON STOCK BY SELLING SHAREHOLDERS

     The Common Stock which may be offered for sale by the Selling Shareholders including Common Stock subsequently acquired by the Selling Shareholders pursuant to the exercise of stock options or redemption of OP Units, will be offered directly; the Company will not receive any proceeds from such sale. The sale of Common Stock may be effected by the Selling Shareholders from time to time in transactions in the over-the-counter market, on the AMEX, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensations as to a particular broker-dealer might be in excess of customary commissions).

     In order to comply with the securities laws of certain states, if applicable, any Common Stock offered for sale by the Selling Shareholders hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states Common Stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(1) of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     The underlying Common Stock which may be purchased by certain of the Selling Shareholders pursuant to the exercise of stock options will be sold directly by the Company to such selling stockholder pursuant to the terms and conditions of the applicable stock option agreement.

     Each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Shareholders.

     The Company has agreed to register the Common Stock which may be obtained by the redeeming OP Unit holders under the Securities Act and has agreed to indemnify and hold harmless the OP Unit holders against certain liabilities under the Securities Act that could arise in connection with the sale of Common Stock by the Selling Shareholders.


                            DESCRIPTION OF CAPITAL STOCK

     The description of the Company's capital stock set forth below does not purport to be complete and is qualified in its entirety by reference to the Company's Charter and Bylaws, each as amended and restated, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Available Information."

GENERAL

     Under the Charter, the total number of shares of all classes of stock that the Company has authority to issue is 100,000,000 consisting of 90,000,000 shares of Common Stock, par value $0.01 per share and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of May 25, 1998, there were 7,631,694 shares of Common Stock and no shares of Preferred Stock outstanding.

COMMON STOCK

     Subject to any preferential rights of any outstanding class of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distributions to such holders. All shares of Common Stock issued pursuant to this Prospectus will be fully paid and nonassessable and the holders thereof will not have preemptive rights.

     The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any class of Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series, the holders of such shares of Common Stock exclusively possess all voting power. The Charter does not provide for cumulative voting in the election of directors.

     The Charter provides for a staggered Board of Directors consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual meeting for selection of directors following the election of such class, except that the initial terms of the three classes expire in 1998, 1999 and 2000, respectively. The provisions relating to the staggered board may be amended only upon the vote of the holders of at least 66.67% of the capital stock entitled to vote for the election of directors.

     Pursuant to the MGCL, a corporation generally cannot dissolve, amend its Articles of Incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes to be cast on the matter) is set forth in the corporation's Articles of Incorporation. The Company's Articles of Incorporation do not provide for a lesser percentage in such situations.


PREFERRED STOCK

     GENERAL. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors is required by the MGCL and the Company's Charter to fix for each series, subject to the Company's Charter, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as are permitted by Maryland law. The Preferred Stock will, when issued, be fully paid and nonassessable by the Company and will have no preemptive rights. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of Common Stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares over the then market price of such shares of Common Stock.

     TERMS. The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Charter and Bylaws and any applicable amendment to the Articles of Incorporation designating terms of a series of Preferred Stock (a "Designating Amendment").

     Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

     (1)  The title and stated value of such Preferred Stock;

     (2) The number of shares, the liquidation preference per share and the offering price of such Preferred Stock;

     (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

     (4) The date from which dividends on such Preferred Stock shall accrue, if applicable;

     (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

     (6)  The provision for a sinking fund, if any, for such Preferred Stock;

     (7)  The provision for redemption, if applicable, of such Preferred Stock;

     (8)  Any listing of such Preferred Stock on any securities exchange;

     (9) The terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

     (10) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

     (11) A discussion of federal income tax considerations applicable to such Preferred Stock;

     (12) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

     (13) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

     (14) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT.

     RANK. Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock. The term "equity securities" does not include convertible debt securities.

     DIVIDENDS. Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors.

     Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are non-cumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Company or any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital shares of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

     REDEMPTION. If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accrual in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of shares of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such shares of capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable shares of capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (a) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(b) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital shares of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

     If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (a) the redemption date; (b) the number of shares and series of the Preferred Stock to be redeemed; (c) the redemption price; (d) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (f) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder.
If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

     LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     VOTING RIGHTS. Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of the Company's Articles of Incorporation or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock and provided further that (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or
(ii) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     CONVERSION RIGHTS. The terms and conditions, if any, upon which any series of Preferred Stock is convertible into shares of Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT under the Tax Code, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Specifically, not more than 50% in value of the Company's outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Tax Code to include certain entities) during the last half of a taxable year (other than its 1997 taxable year), and the Company must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its 1997 taxable year). See "Federal Income Tax Considerations." In addition, the Company must meet certain requirements regarding the nature of its gross income in order to qualify as a REIT. One such requirement is that at least 75% of the Company's gross income for each year must consist of rents from real property and income from certain other real property investments. The rents received by the Operating Partnership from a Lessee would not qualify as rents from real property, which would likely result in loss of REIT status for the Company, if the Company were at any time to own, directly or constructively, 10% or more of the ownership interests in a Lessee within the meaning of Section 856(d)(2)(B) of the Tax Code.

     Because the Board of Directors believes it is essential for the Company to qualify as a REIT, the Charter, subject to certain exceptions described below, provides that no person may own, or be deemed to own by virtue of the constructive ownership provisions of the Tax Code, more than 9.8% of the lesser in value of the total number or value of the outstanding shares of Common Stock or Preferred Stock (the "Ownership Limit"). The constructive ownership rules of the Tax Code are complex and may cause shares owned actually or constructively by two or more related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of Common Stock or 9.8% of the shares of Preferred Stock (or the acquisition of an interest in an entity which owns the shares) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8% of the outstanding shares of Common Stock or 9.8% of the outstanding shares of Preferred Stock, and thus subject such shares to the Ownership Limit provisions of the Charter. The Charter also prohibits any transfer of Common or Preferred Stock that would (i) result in the Common and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (ii) result in the Company being "closely held" within the meaning of Section 856(h) of the Tax Code, or (iii) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's real property, within the meaning of Section 856(d)(2)(B) of the Tax Code. Except as otherwise provided below, any such acquisition or transfer of the Company's capital stock (including any constructive acquisition or transfer of ownership) shall be null and void, and the intended transferee or owner will acquire no rights to, or economic interests in, the shares.

     Subject to certain exceptions described below, any purported transfer of Common or Preferred Stock that would (i) result in any person owning, directly or indirectly, Common or Preferred Stock in excess of the Ownership Limit, (ii) result in the Common and Preferred Stock being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Tax Code, or (iv) cause the Company to own, directly or constructively, 10.0% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of
Section 856(d)(2)(B) of the Tax Code, will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Share Trust") effective on the day before the purported transfer of such Common or Preferred Stock. The record holder of the Common or Preferred Stock that is designated as Shares in Trust (the "Prohibited Owner") will be required to submit such number of Common or Preferred Stock to the Share Trust for designation in the name of the "Share Trustee". The Share Trustee will be designated by the Company. The beneficiary of the Share Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

     Shares-in-Trust will remain issued and outstanding Common or Preferred Stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The Share Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or distributions in trust for the benefit of the Beneficiary. The Share Trustee will vote all Shares-in-Trust. The Share Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Share Trust.

     The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Share Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and
(ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Share Trustee the lesser of (i) the price per share such Prohibited Owner paid for the Common or Preferred Stock that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) and (ii) the price per share received by the Share Trustee from the sale or other disposition of such Shares-in-Trust. Any amounts received by the Share Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

     The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (ii) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of 90 days after the later of (i) the date of the purported transfer which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

     "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common or Preferred Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common or Preferred Stock are listed or admitted to trading or, if the shares of Common or Preferred Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Common or Preferred Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Stock as selected by the Board of Directors. "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common or Preferred Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common or Preferred Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who acquires or attempts to acquire Common or Preferred Stock in violation of the foregoing restrictions, or any person who owned shares of Common or Preferred Stock that were transferred to a Share Trust, will be required (i) to give immediately written notice to the Company of such event,
(ii) to submit to the Company such number of shares of Common or Preferred Stock to be transferred to the Share Trust and (iii) to provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

     All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Tax Code) of the outstanding shares of Common and Preferred Stock must within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares of Common and Preferred Stock owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect stockholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limit.

     The Ownership Limit generally will not apply to the acquisitions of shares of Common or Preferred Stock by an underwriter that participates in a public offering of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limit under certain circumstances. The foregoing restrictions will continue to apply until the Board of Directors, with the approval of the holders of at least two-thirds of the outstanding shares of all votes entitled to vote on such matter at a regular or special meeting of the stockholders of the Company, determines to terminate its status as a REIT.

     The Ownership Limit will not be automatically removed even if the REIT provisions of the Tax Code are changed so as to remove any ownership concentration limitation. Any change of the Ownership Limit would require an amendment to the Charter. Such amendment requires the affirmative vote of holders holding at least two-thirds of the outstanding shares entitled to vote on the matter.

     All certificates representing shares of Common or Preferred Stock will bear a legend referring to the restrictions described above.

LIMITATIONS ON CHANGES IN CONTROL

     The provisions of the Charter and the Bylaws providing for ownership limitations, a staggered Board of Directors and the authorization of the Board of Directors to issue Preferred Stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management, and as a result could prevent the stockholders of the Company from being paid a premium for their shares of Common Stock.


                            DESCRIPTION OF DEBT SECURITIES


GENERAL

     The Debt Securities will be direct unsecured obligations of the Company and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Debt Securities will be issued under one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates. Senior Securities and Subordinated Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and a trustee (a "Trustee"), which may be the same Trustee. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to collectively as the "Indentures." The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the applicable Indenture.

TERMS

     GENERAL. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Company as described under "--Subordination." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the applicable Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company or as set forth in the applicable Indenture or in one or more indentures supplemental to such Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     The following summaries set forth certain general terms and provisions of the Indentures and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

     (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

     (2) The aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

     (3) The price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

     (4) If convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock receivable on conversion;

     (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

     (6) The rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

     (7) The date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) The place or places where the principal of (and premium or Make-Whole Amount (as defined in the Indenture), if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

     (9) The period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

     (10) The obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

     (11) If other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) Whether the amount of payments of principal of (and premium or Make-Whole Amount, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (13) Whether the principal of (and premium or Make-Whole Amount, if any) or interest or Additional Amounts, if any, on the Debt Securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be so payable;

     (14) Provisions, if any, granting special rights to the holders of Debt Securities of the series upon the occurrence of such events as may be specified;

     (15) Any deletions from, modifications of or additions to the Events of Default (as defined in the Indenture) or covenants of the Company with respect to Debt Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

     (16) Whether Debt Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Debt Securities of the series are to be issuable initially in temporary global form and whether any Debt Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depository for such series;

     (17) The date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Debt Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

     (18) The Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in the Indenture;

     (19) The applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture to the Debt Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Fourteen;

     (20) If the Debt Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

     (21) If the Debt Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Debt Securities to be authenticated and delivered;

     (22) Whether and under what circumstances the Company will pay Additional Amounts as contemplated by the Indenture on the Debt Securities of the series to any holder who is not a United States person (including any modification to the definition of such term) in respect of any tax,assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option);

     (23) The obligation, if any, of the Company to permit the conversion of the Debt Securities of such series into the Company's Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion); and

     (24) Any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     CHANGE OF CONTROL, HIGHLY LEVERAGED TRANSACTIONS AND SIMILAR TRANSACTIONS. Except as may be set forth in any Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of any series of Debt Securities protection in the event of a highly leveraged or similar transaction, or in the event of a change of control, involving the Company that may adversely affect holders of Debt Securities. To the extent that any covenant or provision governing any series of Debt Securities that would afford protection to holders of such series of Debt Securities in the event of a highly leveraged or similar transaction or a change of control may be (a) waived by the Board of Directors or the relevant Trustee or (b) limited in its applicability in the event of a leveraged buy-out or similar transaction initiated or supported by the Company, management of the Company or any affiliate, the relevant Prospectus Supplement will describe such provisions.

     Any Prospectus Supplement relating to a series of Debt Securities that is subject to optional redemption, prepayment or conversion of such series of Debt Securities upon the occurrence of a change of control or other similar events will describe, to the extent applicable, the following:

     (1) the effect that such provisions may have in deterring mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of the Company's securities or its ability to obtain additional financing in the future;

     (2) the Company's obligation to comply with the requirements of Rule 14(e)-1 under the Exchange Act and any other applicable securities laws in connection with such provisions and any related offers by the Company, and to the extent that a series of convertible Debt Securities are the subject of such Prospectus Supplement, the Company's obligation to comply with Rule 13e-4;

     (3) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness resulting in effective subordination of the Company's obligation to make payments on such series of Debt Securities;

     (4) any legal or financial limitations on the Company's ability to repurchase the series of Debt Securities offered by such Prospectus Supplement upon the triggering of an "event risk" provision requiring such a repurchase or offer to repurchase;

     (5) the impact, if any, under the Indenture or other governing instruments of any failure to repurchase or offer to repurchase, including whether such failure following a change of control or similar event will (or would, after the lapse of time or giving of notice, or both) result in an event of default with respect to such series of Debt Securities;

     (6) that there can be no assurance that sufficient funds will be available to the Company to make any required repurchase at the time such "event risk" provision is triggered;

     (7) the material effect of any subordination of payment on such series of Debt Securities to other obligations of the Company or its subsidiaries that may be accelerated as a result of a change in control, fundamental change or "poison put" provision on such change in control, fundamental change or "poison put" provision and on such series of Debt Securities;

     (8) the material effect, if any, of any anti-takeover provision relating to the Company's equity securities on the Company's outstanding debt securities, including the series of Debt Securities offered by such Prospectus Supplement;

     (9) to the extent that the term "change of control" includes the concept of "all or substantially all," how such concept is quantified or what is the established meaning of such concept under applicable law and the Indenture and, in the event that there is no definition or established meaning for such concept, the effect of such uncertainty on the ability of holders of such series of Debt Securities to determine when a "change of control" has occurred; and

     (10) other material effects and limitations of "change of control," as applicable to such series of Debt Securities, including whether "change of control" provisions will be triggered if a change in control of the Company's Board of Directors occurs as a result of a proxy contest involving solicitation of revocable proxies.


DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the applicable Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, in which case notice thereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange thereof at the corporate trust office of the applicable Trustee or at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable Trustee or transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before selection of any Debt Securities selected for redemption and ending at the close of business on the day of mailing of the notice of redemption; (b) register the transfer of or exchange any Debt Security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (c) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     The Indentures will provide that the Company may, without the consent of the holders of any outstanding Debt Securities, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is organized under the laws of any domestic jurisdiction and assumes the Company's obligations to pay principal of (and premium or Make-Whole Amount, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no Event of Default under the Indentures, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to each Trustee.

CERTAIN COVENANTS

     EXISTENCE. Except as permitted under "--Merger, Consolidation or Sale of Assets," the Indentures will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by articles of incorporation, by-laws and statute) and material franchises; provided, however, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

     MAINTENANCE OF PROPERTIES. The Indentures will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

     INSURANCE. The Indentures will require the Company to cause each of its and its subsidiaries' insurable properties to be insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service.

     PAYMENT OF TAXES AND OTHER CLAIMS. The Indentures will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.

     PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Indentures will require the Company, within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, to (a) transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, promptly upon written request and without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such sections, (b) file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections and (c) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

     ADDITIONAL COVENANTS. Any additional covenants of the Company with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default in the payment of any interest on or any Additional Amount payable in respect of any Debt Security of such series when such interest or Additional Amount becomes due and payable that continues for a period of 30 days; (b) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due and payable; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture with respect to the Debt Securities of such series and continuance of such default or breach for a period of 60 days after written notice as provided in the Indenture; (e) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after written notice to the Company as provided in the Indenture, provided, however, that such a default on indebtedness which constitutes tax-exempt financing having an aggregate principal amount outstanding not exceeding $25,000,000 that results solely from a failure of an entity providing credit support for such indebtedness to honor a demand for payment on a letter of credit shall not constitute an Event of Default; (f) the entry by a court of competent jurisdiction of one or more judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $10,000,000 for a period of 30 consecutive days; (g) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary; and (h) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act.

     If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue

Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium or Make-Whole Amount, if any, on, all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities of such series, plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium or Make-Whole Amount, if any), with respect to Debt Securities of such series have been cured or waived as provided in such Indenture. The Indentures will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indentures will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

     The Indentures will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities at the respective due dates or redemption dates thereof.

     The Indentures will provide that, subject to provisions in each Indenture relating to its duties in case of default, a Trustee will be under no obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under such Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium or Make-Whole Amount, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium or Make-Whole Amount, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the applicable Indenture.

     Modifications and amendments of an Indenture will be permitted to be made by the Company and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under such Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee;
(i) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture; or (j) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the holders of the outstanding Debt Securities of any series.

     The Indentures will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant such Indenture, and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

     The Indentures will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the applicable Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the foregoing provisions, the Indentures will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting, and (b) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

     Unless otherwise provided in the applicable Prospectus Supplement, Subordinated Securities will be subject to the following subordination provisions.

     Upon any distribution to creditors of the Company in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Company to make payments of the principal of and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Company receives notice of the default. After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt. The Subordinated Indenture will not restrict the amount of Senior Indebtedness or other indebtedness of the Company and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of Subordinated Indebtedness may recover less, ratably, than general creditors of the Company.

     Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Company in respect of, the following, whether outstanding at the date of execution of the applicable Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or represented by purchase- money obligations, (b) indebtedness of the Company evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Company as lessee under leases of property either made as part of any sale and leaseback transaction to which the Company is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Company has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Company to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through
(f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities,
(2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. There will not be any restrictions in any Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

     If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the Company's most recent fiscal quarter.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company will be permitted, at its option, to discharge certain obligations to holders of any series of Debt Securities issued under any Indenture that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indentures will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities, to hold moneys for payment in trust and, with respect to Subordinated Debt Securities which are convertible or exchangeable, the right to convert or exchange) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under "--Certain Covenants") or, if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an Event of Default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust will only be permitted to be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium or Make-Whole Amount, if any) and interest.

     "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any of Event of Default other than the Event of Default described in clause (d) under "--Events of Default, Notice and Waiver" with respect to specified sections of an Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "-- Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such of Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into shares of Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

BOOK-ENTRY SYSTEM

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such series. Global Securities, if any, issued in the United States are expected to be deposited with the Depository Trust Company, as Depository. Global Securities may be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depositor to a successor Depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

     The certificates representing the Notes will be issued in the form of one or more fully registered Global Securities without coupons. It is expected that the Notes initially will be represented by a single permanent global certificate in definitive fully registered form (the "Global Note") and will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC. Except under the circumstances described in the accompanying Prospectus under the caption "Description of Debt Securities--Book-Entry System," the Notes will not be issuable in definitive form. Unless and until it is exchanged in whole or in part for the individual Notes represented thereby, interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor.

     DTC has advised the Company of the following information regarding DTC: DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants" or "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in the accounts of its Participants. DTC's Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

     The Company expects that, pursuant to procedures established by DTC, ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants), DTC's Participants and DTC's Indirect Participants. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes. Holders are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by Global Securities will be limited to such extent.

     So long as the holder of the Global Note is the registered owner of any Notes, the holder of the Global Note will be considered the sole holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in the Global Note must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in the

Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments in respect of the principal of, premium, if any, and interest on, any Notes registered in the name of the holder of the Global Note on the applicable record date will be payable by the Trustee to or at the direction of the holder of the Global Note in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by DTC's Participants and DTC's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of DTC's Participants for DTC's Indirect Participants.

     Neither the Company nor the Trustee will be liable for any delay by the holder of the Global Note or DTC in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission. See "Description of Debt Securities--Book-Entry System" in the accompanying Prospectus for further information concerning Notes issued in the form of Global Securities.

     If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiple thereof.

PAYMENT

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     All moneys paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium, Make-Whole Amount or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium, Make-Whole Amount or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.


                               DESCRIPTION OF WARRANTS

     The Company has no Warrants or other stock purchase rights outstanding.
The Company may issue Warrants for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently, together with any other Securities offered by any Prospectus Supplement or through a dividend or other distribution to the Company's stockholders and may be attached to or separate from such Securities. Warrants may be issued under a warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (a) the title of such Warrants; (b) the aggregate number of such Warrants; (c) the price or prices at which such Warrants will be issued; (d) the designation, number and terms of the shares of Preferred Stock or Common Stock purchasable upon exercise of such Warrants; (e) the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (f) the date, if any, on and after which such Warrants and the related Preferred Stock or Common Stock, if any, will be separately transferable; (g) the price at which each share of Preferred Stock or Common Stock purchasable upon exercise of such Warrants may be purchased; (h) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (i) the minimum or maximum amount of such Warrants which may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) a discussion of certain federal income tax considerations; and (l) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.

                                       EXPERTS

     The financial statements incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                    LEGAL MATTERS

     The validity of the Securities registered hereby will be passed upon for the Company by O'Melveny & Myers LLP, San Francisco, California. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of O'Melveny & Myers LLP.

                                       PART II
                        INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, payable by the Company in connection with the registration of the Securities. All amounts are estimates except the SEC registration fee.

                                                        Amount to Be Paid
                                                        -----------------
          SEC Registration fee........................  $ 88,500
          NASD filing fee.............................  $ 30,500
          American Stock Exchange listing fees........  $ 17,500
          Printing and engraving......................  $ 50,000
          Legal fees and expenses of the Company......  $ 75,000
          Accounting fees and expenses................  $ 50,000
          Transfer Agent and Registrar fees...........  $  2,500
          Miscellaneous...............................  $ 50,000
                                                        --------

            Total.....................................  $364,000
                                                        --------
                                                        --------


ITEM 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 2-418 of the Maryland General Corporation Law (the "MGCL") empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The MGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent.

     The Company's Charter provides for indemnification of the officers and directors of the Company substantially identical in scope to that permitted under Section 2-418 of the MGCL. The Bylaws of the Company also provide that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the Company.

     The Company has agreed to indemnify its directors and officers to the fullest extent permitted by applicable provisions of the MGCL, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Securities Exchange Act of 1934, as amended, and similar laws.

     The Company's Charter limits the liability of the Company's directors and officers for money damages to the Company and its shareholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its shareholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Company or its shareholders to obtain other relief, such as an injunction or rescission.

     Insofar as indemnification for liabilities arising out of the Securities Act of 1933 may be permitted to directors officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act an will be governed by the final adjudication of such issue.

ITEM 16   EXHIBITS.

     The following exhibits are part of this Registration Statement on Form S-3 and are numbered in accordance with Item 601 of Regulation S-K.


Exhibit No.    Description
-----------    ----------------------------------------------------------------
1.1*           Form of Underwriting Agreement.

4.1*           Form of Senior Indenture.

4.2*           Form of Subordinated Indenture.

5.1 Opinion of O'Melveny & Myers LLP as to legality of the shares being registered.

8.1 Opinion of O'Melveny & Myers LLP as to certain federal income tax matters.


                                          66

23.1           Consent of BDO Seidman LLP.

23.2 Consent of O'Melveny & Myers LLP (included within the opinions filed as Exhibits 5.1 and 8.1).

24.1           Powers of Attorney.

25.1*          Form T-1, Statement of Eligibility Under the Trust Indenture
               Act of 1939.


------------

 * To be filed by amendment or incorporated by reference herein by a Current Report on Form 8-K in connection with the offering of the applicable Securities.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply insofar as the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

     (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4), or 497
(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registrations statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrant undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on June 5, 1998.


                                GOLF TRUST OF AMERICA, INC.

                                By:     /s/ W. Bradley Blair, II
                                        ---------------------------------------
                                        W. Bradley Blair, II
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                     TITLE                 DATE
        ---------                     -----                 ----

/s/ W. Bradley Blair, II
------------------------      President, Chief         June 5, 1998
W. Bradley Blair, II          Executive Officer
                              and Chairman of the
                              Board of Directors
/s/ David J. Dick
------------------------      Executive Vice            June 5, 1998
David J. Dick                 President and
                              Director
/s/ Scott D. Peters
------------------------      Senior Vice              June 5, 1998
Scott D. Peters               President and Chief
                              Financial Officer
/s/ Larry D. Young
------------------------      Director                 June 5, 1998
Larry D. Young

/s/ Roy C. Chapman
------------------------      Director                 June 5, 1998
Roy C. Chapman

/s/ Raymond V. Jones
------------------------      Director                 June 5, 1998
Raymond V. Jones

/s/ Fred W. Reams
------------------------      Director                 June 5, 1998
Fred W. Reams

/s/ Edward L. Wax
------------------------      Director                 June 5, 1998
Edward L. Wax

                                    EXHIBIT INDEX

     Pursuant to Item 601(a)(2) of Regulation S-K, this exhibit index immediately precedes the exhibits.


Exhibit No.    Description
-----------    ----------------------------------------------------------------
1.1*           Form of Underwriting Agreement

4.1*           Form of Senior Indenture.

4.2*           Form of Subordinated Indenture.

5.1 Opinion of O'Melveny & Myers LLP as to legality of the shares being registered.

8.1 Opinion of O'Melveny & Myers LLP as to certain federal income tax matters.

23.1           Consent of BDO Seidman LLP.

23.2 Consent of O'Melveny & Myers LLP (included within the opinions filed as Exhibits 5.1 and 8.1).

24.1           Powers of Attorney.

25.1*          Form T-1, Statement of Eligibility under the Trust Indenture
               Act of 1939.


------------

* To be filed by amendment or incorporated by reference herein by a Current Report on Form 8-K in connection with the offering of the applicable Securities.